                                                                     EXHIBIT l.3

                              DICKINSON WRIGHT PLLC
                         500 Woodward Avenue, Suite 4000
                             Detroit, Michigan 48226
                            Telephone: (313) 223-3500
                            Facsimile: (313) 223-3598


                                November 7, 2001



         As special Michigan counsel for Nuveen Michigan Dividend Advantage Municipal Fund (the "Registrant"), we consent to the use of our name under the headings "Legal Opinions" and "Tax Matters--Michigan Tax Matters" in Pre-effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (Securities Act of 1933 File No. 333-71084) and under the heading "Michigan Tax Matters" in Appendix D to the Registration Statement.

         In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                     Very truly yours,

                                                     /s/ Dickinson Wright PLLC